Exhibit 99.1

Ferguson Enterprises Inc. appoints two new Directors and announces annual meeting date and shareholder proposal deadlines

NEWPORT NEWS, VA – June 3, 2024 – Ferguson Enterprises Inc. (the “Company”) today announces that it will hold its first annual meeting of stockholders (the “Annual Meeting”) on December 5, 2024 as the successor registrant of Ferguson plc, subject to the consummation of the Merger (as defined below), and announces the appointment of Rekha Agrawal and Richard (“Rick”) Beckwitt to the Company’s board as non-employee directors (“NEDs”).

“We are delighted to welcome Rekha and Rick to the Board,” said Geoff Drabble, Board Chair of Ferguson Enterprises Inc. “They bring significant operational and leadership experience, creating value for large publicly listed companies operating in the U.S. Their industry knowledge and experience will serve the Company and its shareholders exceptionally well in the future.”

Appointment of Directors

Ms. Agrawal has extensive operational industry experience and has served as Operating Partner at Morgan Stanley Infrastructure Partners Inc. since February 2021. Prior to this, she served as Vice President and General Manager of Fire Suppression Products at Johnson Controls International plc. between 2017 and 2021, and as Vice President and General Manager of the Water and Mechanical Segment at Tyco Fire Protection Products from 2015 to 2017. Ms. Agrawal has served on the board of directors of Chicago Parking Meters since April 2021, of SpecialtyCare since January 2022, and of Crowley Wind Services Holdings since March 2024.

Mr. Beckwitt is a highly talented and seasoned executive with decades of experience leading, operating, and managing the two largest homebuilding companies in the United States. Mr. Beckwitt retired as the Co-Chief Executive Officer and Co-President of Lennar Corporation (NYSE: LEN) in September 2023, positions he held since November 2020. He joined Lennar in March 2006 as an Executive Vice President, became President in April 2011 and was promoted to Chief Executive Officer in April 2018. He also served on the Lennar board of directors from April 2018 until September 2023. Mr. Beckwitt served on the board of directors of D.R. Horton, Inc. (NYSE: DHI) from 1993 to November 2003. From 1993 to March 2000, he held various executive officer positions at D.R. Horton, including President of the company. From March 2000 to April 2003, Mr. Beckwitt was the owner and principal of EVP Capital, L.P., the General Partner of D.R. Horton’s Encore Venture Partners, a venture capital company. From 1986 to 1993, Mr. Beckwitt worked in the Mergers and Acquisitions and Corporate Finance Departments at Lehman Brothers. Mr. Beckwitt has served on the board of directors of Eagle Materials Inc. (NYSE: EXP) since September 2014 and served on the board of directors of Five Point Holdings, LLC from May 2016 to June 2020.

Ms. Agrawal and Mr. Beckwitt will be compensated in accordance with Ferguson plc’s compensation program applicable to non-employee directors, which the Company intends to adopt in connection with the Merger. In connection with their appointments, Ms. Agrawal and Mr. Beckwitt will enter into a NED appointment letter and standard indemnification agreement with the Company. There are no arrangements or understandings between Ms. Agrawal or Mr. Beckwitt and any other person pursuant to which either director was elected as a director. In the ordinary course of its business, Ferguson plc sells products and solutions to Lennar Corporation and its subsidiaries.

Each of the appointments is for a term expiring at the Annual Meeting.

Deadline for Stockholder Proposals Under Rule 14a-8

Because the Annual Meeting will be the Company’s first annual meeting of stockholders, the Company is providing the following deadlines for the submission of stockholder proposals.

As the successor registrant of Ferguson plc, the Company is adopting Ferguson plc’s deadline of June 19, 2024 for submitting a stockholder proposal for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a stockholder proposal to be considered, it must be received by the Company’s Corporate Secretary at the Company’s principal executive offices at 751 Lakefront Commons, Newport News, Virginia 23606, no later than 5:00 p.m. Eastern Time on that date and comply with all other procedures and requirements set forth in the Rule.

Deadline for Other Stockholder Proposals or Nominations

In accordance with the advance notice requirements contained in the Amended and Restated Bylaws of the Company (the “Bylaws”), which will become effective immediately prior to the Effective Time subject to the consummation of the Merger, stockholders who intend to submit a proposal outside of the Rule, including nominating candidates for election as directors, at the Annual Meeting must provide notice of such proposal in writing to the Company’s Corporate Secretary at the address noted above no earlier than July 31, 2024, and no later than 5:00 p.m. Eastern Time on August 30, 2024. Any such stockholder notice also must comply with the timing, disclosure, procedural and other requirements set forth in the Bylaws.

Ferguson Enterprises Inc.

The Company is a Delaware corporation, headquartered in Newport News, Virginia, that was formed on February 5, 2024. As previously reported, the Company entered into a merger agreement (the “Merger Agreement”) with Ferguson (Jersey) 2 Limited (“Merger Sub”) and Ferguson plc, which was approved by Ferguson plc shareholders at an extraordinary general meeting held on May 30, 2024. On the terms and subject to the conditions of the Merger Agreement, the merger of Merger Sub with and into Ferguson plc, with Ferguson plc surviving the Merger as a direct, wholly owned subsidiary of the Company and Merger Sub ceasing to exist (the “Merger”), is expected to be consummated at 12:01 a.m. Eastern Time on August 1, 2024 (the “Effective Time”). We expect the Company’s common stock to be traded under the symbol “FERG” on the NYSE and LSE following the completion of the Merger.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this announcement is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the process and timetable for the Merger and future corporate actions of the Company and its Board. Forward-looking statements cover all matters which are not historical facts and speak only as of the date on which they are made. Forward-looking statements can be identified by the use of forward-looking terminology such as “intend,” “will,” “plan,” “would,” “believe,” “expect,” “anticipate,” “may” or other variations or comparable terminology. Many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the Merger may be delayed, cancelled, suspended or terminated; the conditions to the completion of the transaction may not be satisfied; weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including disruption in the financial markets and any macroeconomic or other consequences of political unrest, disputes or war; failure to rapidly identify or effectively respond to direct and/or end customers’ wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems or our ability to timely deploy new omni-channel capabilities; unsuccessful execution of our operational strategies; changes in, interpretations of, or compliance with tax laws in the US, the UK, Switzerland or Canada; adverse impacts caused by a public health crisis; and other risks and uncertainties set forth under the heading “Risk Factors” in Amendment No. 2 to Registration Statement on Form S-4 the Company filed with the SEC on April 16, 2024, and in other filings we make with the SEC in the future. Forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Inquiries:

Christine Dwyer

Senior Director, Communications and Public Relations

+1 757 469 5813

Christine.dwyer@ferguson.com

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